Exhibit 1

JOINT FILING AGREEMENT

This Joint Filing Agreement (the “Agreement”) is dated as of June 24, 2011, and is made and entered into by and between Enterprise Networks Holdings, Inc., a Delaware corporation, and Enterprise Networks Holdings B.V., a private company with limited liability organized under the laws of The Netherlands. In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the parties hereto hereby agree to a joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.0001 per share, of inContact, Inc., a Delaware corporation, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

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Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of June 24, 2011.

Enterprise Networks Holdings, Inc.

By:	/s/ Stephen Juge
Name: Stephen Juge
Title: President

Enterprise Networks Holdings B.V.

By:	/s/ Stephen Juge
Name: Stephen Juge
Title: Duly authorized

Enterprise Networks Holdings B.V.

By:	/s/ Henning Rehder
Name: Henning Rehder
Title: Duly authorized